Exhibit 10.8

Contract of Industrial Park Project Consulting Service

Party A: Eastkin Development Investment Company Limited

CRCMB No.: 53728 (SO)

Party B: Zenta Group Company Limited

CRCMB No.: 79962 (SO)

WHEREAS:

Party B’s team has long been engaged in the business of sci-tech equity investment and industrial park development and construction within the domestic market, especially in the Guangdong-Hong Kong-Macao Greater Bay Area (hereinafter referred to as the “Greater Bay Area”), accumulating extensive connections and business resources. In the realm of industrial real estate, Party B possesses ample successful experience in the preliminary planning phase, encompassing the following areas of work, and has provided numerous clients with a suite of consulting and advisory services required for preliminary project application, industry introduction, investment attraction strategies, and land acquisition.

(I) Industrial policy analysis and regional industrial real estate market research;

(II) Industrial positioning, industrial investment attraction, and pricing strategies;

(III) Product positioning, mandatory standard layout, and planning;

(IV) Target cost, and development plan;

(V) Investment calculation analysis;

(VI) Functional requirement analysis;

(VII) Infrastructure and amenity requirements for the industrial park;

(VIII) Strategies and recommendations for project investment attraction;

(IX) Property design requirements.

At present, Party A is applying to the relevant government authorities in Nansha District, Guangzhou City for an industrial park project — Nansha • Eastkin Technology Park Project (provisional name, hereinafter referred to as the “Eastkin Project”). Party A wishes Party B to provide a project research report to facilitate Party A’s final decision-making. Now, in accordance with relevant national laws and regulations, and adhering to the principles of equality, voluntariness, good faith, and mutual benefit, Party A and Party B have reached the following contractual terms for mutual observance.

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Article I. Service Contents

1.	Party B shall provide Party A with the application documents for the Eastkin Project (provisional name, any change in the project name shall not affect the execution of this Contract), including and limited to the project plan (or equivalent document) and the project feasibility study report.

2.	Party B hereby undertakes to provide Party A with the project plan (or equivalent document) and the project feasibility study report (or equivalent document) within 60 days from the date of signing of this Contract.

Article. II Payment Date and Amount

1.	The total cost for the services is [HK$500,000] (Five Hundred Thousand Hong Kong Dollars). Party A shall make the payment according to the following schedule:

Payment Date	Payment Amount (HK$)
Party B shall complete and provide Party A with the project plan (or equivalent document) and the project feasibility study report (or equivalent document), and Party A shall make the payment to Party B’s bank account within 90 business days thereafter. All costs associated with this project, including travel expenses (such as transportation and meal costs) and project research expenses, shall be borne by Party B.	500,000.00

2.	Information about Party B’s Beneficiary Bank is as follows:

Bank Name	Luso International Banking Ltd.
Account Name	Zenta Group Company Limited
Account Number	10040XXXXXXXXX

Alternatively, payment shall be made to such other bank account designated by Party B thereafter

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Article III. Rights and Obligations of the Parties

Part I: Rights and Obligations of Party A

1.	Party A shall designate a person to be responsible for coordinating the work of all relevant parties and to provide necessary work assistance as requested by Party B.

2.	Party A shall provide Party B with all relevant materials pertaining to the Eastkin Project in a timely manner.

3.	Subject to Party B’s fulfillment of all obligations under this Contract, Party A shall pay Party B in accordance with the payment method, payment date and amount agreed in the Contract.

4.	Except as otherwise provided in this Contract, Party A shall not, by virtue of the execution of this Contract, acquire any rights, ownership, or interests of any kind or nature in Party B’s intellectual property rights, including the project plan or equivalent document and the feasibility study report of the Eastkin Project. Party A shall not use or license any third party to use the same for any purpose without obtaining Party B’s prior written consent.

Part II: Rights and Obligations of Party B

1.	Party B shall provide Party A with professional work results that meet the requirements of this Contract, However, the preparation and content of the project plan (or equivalent document) and the project feasibility study report (or equivalent document) shall be entirely at the discretion and responsibility of Party B.

2.	Party B shall only provide one final version of the project plan (or equivalent document) and the project feasibility study report (or equivalent document) to Party A. During the preparation period, Party A shall not have the right to request Party B to provide incomplete versions to Party A.

3.	Party B shall provide explanations within a reasonable timeframe for any queries raised by Party A regarding the work outcomes of Party B. However, Party B shall not provide any form of consulting or advisory services to Party A.

4.	Party B shall not be entitled to demand any payment from Party A prior to complete and provide project plan (or equivalent documents) and project feasibility study report (or equivalent documents) to Party A, nor shall Party B have the right to collect any fees or sums on a progressive basis.

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5.	Party B holds all rights, including intellectual property rights, to the project plan (or equivalent documents) and feasibility study reports (or equivalent documents) of the Eastkin Project, and may provide them to any third party, including government agencies and participants of the Eastkin Project, in addition to providing them to Party A.

Article IV Breach of Contract

1.	Except for the circumstances agreed in this Contract and legal circumstances, neither Party shall cancel this Contract arbitrarily, otherwise the Defaulting Party shall be liable to the other Party for breach of contract at 20% of the total service fee of this Contract.

2.	If Party A fails to make payment to Party B as agreed and Party A delays the payment of the relevant fees for more than 20 days, Party B shall have the right to unilaterally terminate this Contract, however, Party A still needs to pay the fees payable to Party B.

3.	If Party B fails to deliver the work results to Party A in accordance with this Contract, and Party B delays the delivery of the relevant service results for more than 30 days, Party A shall have the right to unilaterally terminate this Contract.

4.	In the course of performance of this Contract, if either Party violates this Contract or fails to fulfill its obligations and duties under the terms and conditions of this Contract, the Non-Defaulting Party may send a written notice to the Defaulting Party requesting the Defaulting Party to rectify the breach immediately, and if the Defaulting Party fails to rectify its breach for more than 30 days, the Non-Defaulting Party shall have the right to terminate this Contract.

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Article V. Force Majeure

1.	For the purpose of the Contract, force majeure event refers to the event that cannot be overcome, foreseen or avoided.

2.	If either Party or both parties to this Contract encounter a force majeure event as stipulated by law or agreed in this Contract, the party affected by the force majeure event shall, within 20 days from the date of occurrence of the force majeure event, send the other Party a proof of the occurrence of the force majeure issued by the relevant notary public or government department in the place where the force majeure event occurred. If both Parties fail to reach a supplementary agreement on the continuation of the performance of this Contract, or amend or modify this Contract within 30 days from the date of occurrence of force majeure event, either Party shall have the right to give written notice to the other Party to terminate this Contract, and this Contract shall be terminated from the date the notice of termination reached the other Party.

3.	Regardless of the occurrence of any force majeure event, it shall not exempt Party A from its obligation and responsibility to pay the service fees payable to Party B under this Contract.

Article VI. Protection of Intellectual Property Right

Party B shall ensure that the work results provided by Party B under this Contract will not infringe the intellectual property rights of any third party, otherwise, if Party A is claimed against by a third party for this reason, Party B shall take corresponding measures to make Party A free from liability and make compensation to Party A for any and all direct economic losses arising therefrom.

Article VII. Confidential Obligation

1.	Both Parties have the obligation to strictly observe the commercial secrets and shall take all reasonable and appropriate measures to avoid the disclosure, copying, abuse and access by unrelated persons of the information provided by the other Party.

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2.	Both Parties shall strictly keep each other Party’s commercial secrets during the term of this Contract and within three years from the date of expiration or termination of this Contract. Without the written consent of the other Party, neither Party shall release or disclose the confidential information to the public or provide the same to any third party. Otherwise, the Defaulting Party shall bear the losses thus caused to the other party.

3.	Unless the disclosure required by law, Party B shall be obliged to keep confidential the commercial, technical and other business information related to Party A obtained by signing the Contract or during the performance of this Contract, unless such information has been legally known by the public. Without Party A’s written consent, Party B may not divulge and/or publicly disclose such confidential information to persons not related to this project or third parties, otherwise, Party B shall bear the economic loss caused to Party A and be responsible for eliminating the adverse effects.

Article VIII. Miscellaneous

1.	Any matter not covered by this Contract shall be solved by Party A and Party B through negotiation and conclusion of separate supplementary contracts. Such supplementary terms and annexes shall constitute a part of this Contract, and have the same legal effect with the Contract.

2.	Any dispute arising from or in connection with this Contract or the implementation of this Contract shall first be resolved through friendly negotiation, and if it cannot be resolved through negotiation within 30 days, either Party shall have the right to submit such dispute to the competent court with jurisdiction where Party B is located.

3.	The annexes to this Contract (if any) shall constitute an integral part of this Contract and have the same legal effect as this Contract.

4.	This Contract shall take effect as from the date of signing and seal of both Parties and be valid for one year. The Contract has two copies, one copy for each of Party A and Party B, which shall have the same legal effect.

(The below is left blank intentionally)

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(Signature Page of the Contract of Industrial Park Project Consulting Service)

Party B (Signature & Seal)

Legal Representative:

Or Authorized Agent:

Date of Signature:

Party B (Signature & Seal)

Legal Representative:

Or Authorized Agent:

Date of Signature: August 19, 2022

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